UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 7, 2009

ClearOne Communications, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Utah
(State or Other Jurisdiction of Incorporation)

001-33660	87-0398877
(Commission File Number)	(IRS Employer Identification No.)

5225 Wiley Post Way, Suite 500 Salt Lake City, Utah	84116
(Address of Principal Executive Offices)	(Zip Code)

(801) 975-7200
(Registrant’s Telephone Number, Including Zip Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Mr. Greg LeClaire announced today that he would resign from his position as Chief Financial Officer and Corporate Secretary of the Company, effective May 15, 2009, in order to pursue other interests. Mr. LeClaire has advised the Company that he would remain in his position through the filing of the Company’s Form 10-Q for the quarter ended March 31, 2009.

Mr. LeClaire joined ClearOne in September 2006 as Vice President of Finance and was promoted to Chief Financial Officer in January 2008.  The Company has appreciated his service and leadership.

The Company has commenced a search for a successor to Mr. LeClaire. Ms. Zee Hakimoglu, President and Chief Executive Officer will take additional charge as interim principal financial officer. Mr. LeClaire has agreed to serve as a consultant, as needed, to assist during transition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARONE COMMUNICATIONS, INC.

Date: May 7, 2009	By:	/s/ Zeynep Hakimoglu
Zeynep Hakimoglu
Chief Executive Officer